Exhibit 99.1 NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone Number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE To Release Fourth Quarter and 2009 Fiscal Year
Financial Results on Friday, March 19, 2010

SAN ANTONIO, Texas-March 8, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced it will release financial results for its fourth quarter and 2009 fiscal year on Friday, March 19, 2010. The Company will file its complete annual report with the Securities and Exchange Commission on March 30, 2010. Management will hold a conference call Wednesday, March 31, 2010 at 4:00p.m. Eastern Daylight Time to discuss these financial results.

Fourth Quarter and 2009 Fiscal Year Financial Results Conference Call

Date: Wednesday, March 31, 2010

Time: 4:00 p.m. EDT/3:00 p.m. CDT

Dial-in: (800) 380-1061

Conference ID: 60432415

A webcast of the conference call will be available in the Investors section of GlobalSCAPE's website at www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products and services, visit www.globalscape.com or the Company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.